UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior Deficiency Letters

As previously disclosed, on August 13, 2024, TransCode Therapeutics, Inc., a Delaware corporation, (the “Company”) announced that they had received a letter (the “Minimum Bid Price Deficiency Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the 30 consecutive business day period from July 1 through August 12, 2024, the Company’s common stock had not maintained a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”) required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). Normally, a company would be afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement. However, pursuant to Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) because the Company effected two reverse stock splits over the prior two-year period with a cumulative ratio of more than 250 shares to one.

Separate from and in addition to the Minimum Bid Price Deficiency Letter, as previously disclosed, on August 15, 2024, the Company received a letter (the “Stockholders’ Equity Requirement Deficiency Letter” and together with the Minimum Bid Price Deficiency Letter, the “Prior Deficiency Letters”) from the Staff of Nasdaq notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). The Stockholders’ Equity Requirement Deficiency Letter stated that the Company’s Stockholders’ Equity Requirement Deficiency serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market and that at a hearing in connection with the Minimum Bid Price Requirement, the Nasdaq Hearings Panel (“Panel”) will consider the Company’s Stockholders’ Equity Requirement Deficiency as well.

As previously disclosed, the Company timely appealed the determination of the Staff to delist the Company’s securities from The Nasdaq Capital Market and has been informed by the Staff that the delisting action referenced in the Staff’s Deficiency Letters has been stayed, pending a final written decision by the Panel. The Panel will consider the Company’s appeal at an oral hearing scheduled for October 1, 2024 (the “Hearing”).

Shareholder Approval Deficiency Letter

On September 23, 2024, the Company received a letter (the “Shareholder Approval Deficiency Letter”) from Staff of Nasdaq notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d), which require prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)).

The Staff’s determination under Listing Rule 5635(d) relates to the offering and issuance on July 22, 2024, by the Company of 10,000,000 shares, representing 137% of the pre-transaction total shares outstanding at a price of $0.30 per share (the “Offering”), a 62% discount to the Minimum Price of $0.7925. The Offering was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2024.

According to published guidance on deeply discounted issuances, FAQ 280, Nasdaq has determined that “…a discount to the Minimum Price (as defined in Listing Rule 5635(d)) in excess of 50%, typically, precludes a determination that such transaction is a Public Offering.” As a result, the Staff determined that the discount in excess of 50% precludes the Offering from being deemed a Public Offering, and since the Company did not obtain shareholder approval, the Company failed to comply with the Shareholder Approval Requirement under Listing Rule 5635(d) (the “Shareholder Approval Requirement Deficiency”).

The Shareholder Approval Deficiency Letter stated that the Company’s Shareholder Approval Requirement Deficiency serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market and that the Panel will consider the Shareholder Approval Requirement Deficiency at the Hearing in their decision regarding the Company’s continued listing on The Nasdaq Capital Market.

There can be no assurance that the Panel will grant the Company an additional extension period, that the Company will ultimately regain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market or regarding the continued listing of the Company’s common stock on the Nasdaq Capital Market and the Company’s common stock could be subject to delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCode Therapeutics, Inc.

Date: September 27, 2024	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Interim Chief Executive Officer; Chief Financial Officer